Exhibit 99.1

Plus Therapeutics Reports Third Quarter Financial Results

and Recent Business Highlights

US market introduction of the CNSide® CSF diagnostics platform, with first national coverage agreement with UnitedHealthcare

Presented positive RESPECT-LM Ph1 clinical trial results

HOUSTON, Texas, October 30, 2025 (GLOBE NEWSWIRE) – Plus Therapeutics, Inc. (Nasdaq: PSTV) (“Plus” or the “Company”), a clinical-stage pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system (CNS) cancers, today announces financial results for the third quarter ended September 30, 2025, and provides an overview of recent and upcoming business highlights.

“Our team continues to execute solidly across the three most important business verticals: diagnostics, therapeutics, and capital structure,” said Marc H. Hedrick, M.D., Plus Therapeutics President and Chief Executive Officer. “In the fourth quarter, we plan to build on growing momentum in these three areas as we expand our commercial team and footprint for CNSide, seek to clarify our clinical development and pivotal plan for REYOBIQ™ with the FDA, and bolster our financial position in the capital markets.”

Q3 2025 AND RECENT HIGHLIGHTS

Corporate

•
Received additional $1.9 million advance payment from Cancer Prevention and Research Institute of Texas (CPRIT), the second-largest public cancer research funder globally, as part of the Company’s previously awarded non-dilutive $17.6 million grant for leptomeningeal cancer targeted radiotherapeutic development
•
Regained compliance with applicable Nasdaq listing criteria, including both Market Value of Listing Securities standard and alternative stockholder’s equity threshold

REYOBIQ™ Clinical Trials

•
Presented positive ReSPECT-LM Phase 1 single dose escalation trial results at SNO/ASCO CNS Metastases Conference. The data demonstrated treatment of leptomeningeal metastases (LM) with REYOBIQ is feasible, has favorable safety profile, and shows promising efficacy signal

CNSide CSF Assay Platform

•
Expanded commercial readiness and purpose driven footprint for CNSide to support commercial scale up and patient-led innovative research. Appointed new leadership in commercial strategy and technical operations, in addition to new hires, to meet commercial and operational targets
•
Announced first of planned national coverage agreements, with UnitedHealthcare effective September 15, 2025 covering over 51 million people throughout the U.S., to provide the CNSide Cerebrospinal Fluid Tumor Cell Enumeration laboratory developed test (LDT)
•
Received successful accreditation and certification from Centers for Medicare and Medicaid Services (CMS) under the Clinical Lab Improvement Amendments (CLIA) for the Houston Texas laboratory, which has met all requirements for proficiency testing, personnel qualifications, and quality control. The certification also paves the way for state licensing, commercial payor coverage, access to Medicare/Medicaid, and payment coding expansion
•
Presented positive CNSide CSF assay platform results at the 2025 SNO/ASCO CNS Metastases Conference. Data from a retrospective, multi-center analysis of 613 CNSide assays showed that CNSide can quantify LM over time and monitor changes in the expression of multiple targetable mutations. CNSide may also catalyze LM treatment initiation, allowing physicians to adapt treatment with real time shifts in tumor biology
•
Provided a CNSide Diagnostics launch update, with our CSF assay platform and testing services commercially available in Texas in August 2025. Initial commercial focus will be on National Cancer Institute Designated Cancer Centers, which treat the highest number of patients at risk for leptomeningeal metastases and previously used CNSide

Q3 2025 FINANCIAL RESULTS

•
The Company’s cash and investments balance was $16.6 million on September 30, 2025, up from $6.9 million on June 30, 2025 and $3.6 million on December 31, 2024
•
Recognized $1.4 million in grant revenue in the third quarter of 2025 compared to $1.5 million in the same quarter of 2024, which represents CPRIT’s share of the costs incurred for our REYOBIQ platform advancement for the treatment of patients with LM
•
Total operating loss for the third quarter of 2025 was $4.5 million compared to a loss of $3.8 million in the same quarter of 2024 with the increase primarily attributed to compensation expense and professional fees
•
Net loss for the third quarter of 2025 was $4.4 million, or loss of $0.04 per share, compared to a net loss of $2.9 million, or loss of $0.37 per share, for the same quarter in the prior year; the change in the net loss for the quarter was primarily due to $1 million of change in fair value of derivative instruments in Q3 2024

About Plus Therapeutics

Headquartered in Houston, Texas, Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in LM and recurrent glioblastoma (GBM). The Company has built a supply chain through strategic partnerships that enable the development, manufacturing, and future potential commercialization of its products. For more information, visit https://plustherapeutics.com/.

About REYOBIQ (rhenium 186re obisbemeda)

REYOBIQ (rhenium 186re obisbemeda) is a novel injectable radiotherapy specifically formulated to deliver direct targeted high dose radiation in CNS tumors in a safe, effective, and convenient manner to optimize patient outcomes. REYOBIQ has the potential to reduce off target risks and improve outcomes for CNS cancer patients, versus currently approved therapies, with a more targeted and potent radiation dose. Rhenium-186 is an ideal radioisotope for CNS therapeutic applications due to its short half-life, beta energy for destroying cancerous tissue, and gamma energy for real-time imaging. REYOBIQ is being evaluated for the treatment of recurrent glioblastoma and leptomeningeal metastases in the ReSPECT-GBM and ReSPECT-LM clinical trials. ReSPECT-GBM is supported by an award from the National Cancer Institute (NCI), part of the U.S. National Institutes of Health (NIH), and ReSPECT-LM is funded by a three-year $17.6M grant by the Cancer Prevention & Research Institute of Texas (CPRIT).

About CNSide Diagnostics, LLC

CNSide Diagnostics, LLC is a wholly owned subsidiary of Plus Therapeutics, Inc. that develops and commercializes proprietary laboratory-developed tests, such as CNSide, designed to identify tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas. The CNSide CSF Assay Platform enables quantitative analysis of the cerebrospinal fluid that informs and improves the management of patients with leptomeningeal metastases.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws, including statements regarding clinical trials, expected operations and upcoming developments. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “expect” “potential,” “anticipating,” “planning” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements regarding the potential promise of REYOBIQ, expectations as to the Company’s future performance, including the next steps in developing the Company’s product candidates; the Company’s clinical trials, including statements regarding the timing and characteristics of the ReSPECT-LM single dose and multi-dose clinical trials; the continued evaluation of REYOBIQ™ including through evaluations in additional patient cohorts; and expectations regarding receipt of grant funds.

The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the Company’s ability to maintain the listing of its common stock on Nasdaq; risks related to a halt in trading or delisting of the Company’s common stock on Nasdaq; the early stage of the Company’s product candidates and therapies; the results of the Company’s research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s liquidity and capital resources and its ability to raise additional cash; the outcome of the Company’s partnering/licensing efforts, risks associated with laws or regulatory requirements applicable to it; market conditions, product performance, litigation or potential litigation, and competition within the cancer diagnostics and therapeutics field; ability to develop and protect proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; challenges associated with radiotherapeutic manufacturing, production and distribution capabilities necessary to support the Company’s clinical trials and any commercial level product demand; and material security breach or cybersecurity attack affecting the Company’s operations or property. This list of risks, uncertainties, and other factors is not complete. The Company discusses some of these matters more fully, as well as certain risk factors that could affect its business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2024, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions it might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact

CORE IR
investor@plustherapeutics.com

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and par value data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$13,289	$76
Investments	3,312	3,530
Grant receivable	—	571
Other current assets	985	1,082
Total current assets	17,586	5,259

Property and equipment, net	273	448
Operating lease right-of-use assets	20	73
Goodwill	372	372
Intangible assets, net	374	469
Other assets	45	12
Total assets	$18,670	$6,633
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$11,623	$11,288
Operating lease liability	21	44
Deferred grant liability	1,972	927
Line of credit	—	3,292
Total current liabilities	13,616	15,551

Noncurrent operating lease liability	—	31
Total liabilities	13,616	15,582

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.001 par value; 2,000,000,000 shares authorized; 131,863,969 shares issued; and 131,605,544 shares outstanding as of September 30, 2025, and 100,000,00 shares authorized; 6,154,758 shares issued; and 5,896,333 shares outstanding as of December 31, 2024, respectively	132	6
Treasury stock (at cost), 258,425 shares as of September 30, 2025 and December 31, 2024, respectively	(500)	(500)
Additional paid-in capital	515,574	485,024
Accumulated deficit	(510,152)	(493,479)
Total stockholders’ equity (deficit)	5,054	(8,949)
Total liabilities and stockholders’ equity	$18,670	$6,633

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Grant revenue	$1,397	$1,456	$3,846	$4,412

Operating expenses:
Research and development	2,436	2,858	5,438	8,394
General and administrative	3,443	2,397	7,964	6,813
Total operating expenses	5,879	5,255	13,402	15,207
Operating loss	(4,482)	(3,799)	(9,556)	(10,795)

Other income (expense):
Interest income	59	80	87	219
Interest expense	—	(61)	(548)	(122)
Financing expenses	—	—	(3,061)	(3,545)
Warrant issuance costs	—	(54)	(964)	(486)
Change in fair value of derivative instruments	—	960	(2,631)	5,654
Total other income (expense)	59	925	(7,117)	1,720
Net loss	$(4,423)	$(2,874)	$(16,673)	$(9,075)

Per share information
Net loss per share of common stock – basic	$(0.04)	$(0.37)	$(0.29)	$(1.46)
Weighted average number of shares of common stock outstanding – basic	107,428,969	7,855,763	57,845,406	6,232,123
Net loss per share of common stock – diluted	$(0.04)	$(0.37)	$(0.29)	$(1.67)
Weighted average number of shares of common stock outstanding – diluted	107,428,969	7,855,763	57,845,406	8,452,338

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Nine Months Ended September 30,
	2025	2024
Cash flows used in operating activities:
Net loss	$(16,673)	$(9,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	300	524
Amortization of deferred financing costs and debt discount	—	20
Stock-based compensation expense	827	422
Noncash financing expenses	3,061	3,545
Change in fair value of derivative instruments	2,631	(5,654)
Accretion of discount on short-term investments	(19)	(70)
Reduction in the carrying amount of operating lease right-of-use assets	53	96
Gain on sale of assets	(16)	—
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Other assets	635	704
Accounts payable and accrued expenses	(6,308)	1,326
Change in operating lease liabilities	(54)	(97)
Deferred grant liability	1,045	(1,084)
Net cash used in operating activities	(14,518)	(9,343)

Cash flows used in investing activities:
Purchases of property and equipment	(37)	(135)
Proceeds from sale of property and equipment	30	—
Purchase of short-term investments	(11,068)	(7,145)
Redemption of short-term investments	11,305	3,650
Purchase of intangible assets	(7)	(545)
Net cash provided by (used in) investing activities	223	(4,175)

Cash flows provided by financing activities:
Principal payments of term loan obligation	—	(3,996)
Proceeds from credit facility	—	3,292
Repayment of credit facility	(3,292)	—
Payment of financing costs	(2,250)	—
Proceeds from issuance of notes payable and warrants	3,738	—
Repayment of notes payable	(3,703)	—
Purchase of treasury stock	—	(374)
Proceeds from sale of common stock, pre-funded warrants and warrants	15,927	7,265
Proceeds from sale of common stock under Lincoln Park Purchase Agreement	19,612	—
Payment to investors pursuant to Letter Agreement	(2,293)	—
Offering costs for sale of common stock	(231)	—
Net cash provided by financing activities	27,508	6,187
Net increase (decrease) in cash and cash equivalents	13,213	(7,331)
Cash and cash equivalents at beginning of period	76	8,554
Cash and cash equivalents at end of period	$13,289	$1,223

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$539	$32
Supplemental schedule of non-cash investing and financing activities:
Unpaid liability to investors pursuant to Letter Agreement	$6,391	$—
Exchange of warrants for notes payable	$3,694	$—
Redemption of notes by issuance of common stock, pre-funded warrants and warrants	$3,512	$—
Unpaid offering cost	$252	$—